EXHIBIT 99.1

    IMS Health Announces 12 Percent Revenue Growth In Third Quarter

               Results in U.S., Consulting Drive Growth

    NORWALK, Conn.--(BUSINESS WIRE)--Oct. 17, 2007--IMS Health (NYSE:
RX), the world's leading provider of market intelligence to the pharmaceutical and healthcare industries, today announced third-quarter 2007 revenue of $538.8 million, up 12 percent or 8 percent on a constant-dollar basis, compared with revenue of $482.7 million for the third quarter of 2006.

    Operating income in the third quarter of 2007 was $117.1 million, up 1 percent on both a reported and constant-dollar basis, compared with $115.4 million in the year-earlier period.

    "IMS's results for the third quarter reflect solid gains in our U.S. operations and more moderate growth in Europe," said David R. Carlucci, IMS chairman and chief executive officer. "In an increasingly demanding healthcare environment, momentum in our consulting business was very strong as clients continue to recognize the value of our strategic recommendations and industry perspective. Our clients' challenges present considerable opportunities for us. We're focused on these opportunities, and remain well-positioned to help drive their continued success."

    Third-quarter 2007 diluted earnings per share on a GAAP basis was $0.29, compared with $0.34 in the prior-year quarter, a 15 percent decline. Earnings per share for the third quarter of 2007 included a tax provision related to a change in the German federal tax rate. When adjusted for this item, and the phasing of tax benefits, tax provisions, and foreign exchange hedge gains and losses, earnings per share on a non-GAAP basis for this year's third quarter would have been $0.36, unchanged year over year (See Note c to the financial tables).

    Net income on a GAAP basis was $57.1 million, compared with $69.3 million in the year-earlier quarter, down 18 percent. Net income for the third quarter of 2007 included the German tax provision. When adjusted for this item, and the phasing of tax benefits, tax provisions, and foreign exchange hedge gains and losses, net income on a non-GAAP basis for this year's third quarter would have been $71.6 million, a decline of $1.9 million (See Note c to the financial tables).

    Year-to-Date Results

    For the first nine months of 2007, revenues were $1,586.6 million, up 12 percent or 9 percent constant dollar, compared with revenue of $1,415.1 million for the first nine months of 2006. Operating income for the first nine months of 2007 was $346.3 million, up 9 percent on a reported and constant-dollar basis, compared with $318.5 million in the year-earlier period.

    For the first nine months of 2007, diluted earnings per share on a GAAP basis was $1.08, compared with $1.20 in the prior-year period. Earnings per share for the first nine months of 2007 and 2006 included net tax benefits and foreign exchange hedge gains and losses, while the second quarter of 2006 included income and expenses related to the terminated merger with The Nielsen Company (formerly VNU, N.V.). When adjusted for these items, on a non-GAAP basis, earnings per share for the first nine months of 2007 would have grown $0.09 year over year to $1.10 (See Note c to the financial tables).

    Net income on a GAAP basis was $216.1 million, compared with $250.0 million in the first nine months of 2006. Net income for the first nine months of 2007 and 2006 included net tax benefits and foreign exchange hedge gains and losses, while the second quarter of 2006 included merger-related income and expenses. Adjusted for these items, on a non-GAAP basis, net income for this year's first nine months would have grown $11.3 million to $220.9 million (See Note c to the financial tables).

    Balance Sheet Highlights

    IMS's cash and cash equivalents as of September 30, 2007 totaled $196.0 million, compared with $157.3 million on December 31, 2006. Total debt as of September 30, 2007 was $1,197.6 million, up from $975.4 million at the end of 2006, due to borrowings in connection with 2007 share repurchases.

    Share Repurchase Program, Shares Outstanding

    During the third quarter, 2.0 million shares were repurchased at a total cost of $59.2 million, bringing the total shares repurchased in the first nine months of 2007 to 13.2 million shares at a total cost of $392.8 million. There remain approximately 3.3 million shares available to repurchase under the current Board of Directors' authorization.

    The number of shares outstanding as of September 30, 2007 was approximately 194.0 million, compared with 198.4 million as of September 30, 2006.

    About IMS

    Operating in more than 100 countries, IMS Health is the world's leading provider of market intelligence to the pharmaceutical and healthcare industries. With $2.0 billion in 2006 revenue and more than 50 years of industry experience, IMS offers leading-edge market intelligence products and services that are integral to clients' day-to-day operations, including portfolio optimization capabilities; launch and brand management solutions; sales force effectiveness innovations; managed care and consumer health offerings; and consulting and services solutions that improve ROI and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

    Conference Call and Webcast Details

    IMS will host a conference call at 5:00 p.m. Eastern time today to discuss its third-quarter results. To participate, please dial 1-800-952 6697 (U.S. and Canada) and 1-212-231 2939 (outside the U.S.
and Canada) approximately 15 minutes before the scheduled start of the call. The conference call also will be accessible live on the Investor Relations section of the IMS Website at www.imshealth.com. Prior to the conference call, a copy of this press release and any other financial or statistical information presented during the call will be made available in the "Investors" area of IMS's Website.

    A replay of the conference call will be available online on the "Investors" section of the IMS Website and via telephone by dialing 1-800-633 8284 (U.S. and Canada) or 1-402-977 9140 (outside the U.S.
and Canada), and entering access code 21351004 beginning at 7:30 p.m. Eastern time today.

    Forward-Looking Statements

    This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks,
(ii) regulatory, legislative and enforcement initiatives, particularly in the areas of data access and utilization and tax, (iii) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, (iv) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms,
(v) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, and (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health's customers operate. Additional information on factors that may affect the business and financial results of the Company can be found in the filings of the company made from time to time with the Securities and Exchange Commission.



                               Table 1
                              IMS Health
                        GAAP Income Statement
                   Three Months Ended September 30
              (unaudited, in millions except per share)

                                                     % Fav   Non-GAAP
                                     2007    2006   (Unfav) Constant $
                                      GAAP    GAAP           Growth %
                                    ------- ------- ------------------
Revenue (a)
  Sales Force Effectiveness          $252.8  $226.1     12 %         9
  Portfolio Optimization              148.6   134.7     10           7
  Launch, Brand and Other             137.4   122.0     13           9
                                    ------- -------
  Total                               538.8   482.7     12           8

      Revenue Detail:
-----------------------------------
      Information & Analytics
       ("I&A") Revenue                421.6   396.5      6           3
      Consulting & Services ("C&S")
       Revenue                        117.2    86.2     36          31
                                    ------- -------
      Total Revenue                   538.8   482.7     12           8

Operating Expenses (b)
  Operating Costs of I&A            (179.0) (165.0)    (8)
  Direct and Incremental Costs of
   C&S                               (54.0)  (43.6)   (24)
  Selling and Administrative        (157.0) (129.7)   (21)
  External-use Software
   Amortization                      (12.2)  (11.0)   (11)
  Depreciation and Other
   Amortization                      (19.5)  (18.0)    (8)
  Merger Costs                          0.0     0.0      0
                                    ------- -------
  Total                             (421.7) (367.3)   (15)

Operating Income (a)                  117.1   115.4      1 %         1

Interest expense, net                 (8.0)   (9.3)     14
Gains (losses) from investments,
 net                                    0.4   (0.3)     NM
Other Income (Expense), net           (9.6)   (0.4)     NM
                                    ------- -------
Pretax Income                          99.9   105.4    (5)

Provision for Income Taxes           (42.8)  (36.1)   (18)
                                    ------- -------
Net Income                             57.1   $69.3   (18)

Diluted EPS:
   Total Diluted EPS                  $0.29   $0.34   (15) %

Shares Outstanding:
  Weighted Average Diluted            198.4   204.9
  End-of-Period Actual                194.0   198.4
  Weighted Average Basic              194.9   200.9


    The accompanying notes are an integral part of these financial tables.



                               Table 2
                              IMS Health
                        GAAP Income Statement
                    Nine Months Ended September 30
              (unaudited, in millions except per share)

                                                    % Fav   Non-GAAP
                                                   (Unfav) Constant $
                                2007 GAAP 2006 GAAP         Growth %
                                --------- ---------------- -----------

Revenue (a)
  Sales Force Effectiveness        $732.1    $670.2     9%           7
  Portfolio Optimization            460.1     403.0    14           11
  Launch, Brand and Other           394.5     341.8    15           11
                                --------- ---------
  Total                           1,586.6   1,415.1    12            9

      Revenue Detail:
-------------------------------
      Information & Analytics
       ("I&A") Revenue            1,255.6   1,167.4     8            5
      Consulting & Services
       ("C&S") Revenue              331.0     247.7    34           29
                                --------- ---------
      Total Revenue               1,586.6   1,415.1    12            9

Operating Expenses (b)
  Operating Costs of I&A          (531.5)   (489.5)   (9)
  Direct and Incremental Costs
   of C&S                         (164.6)   (129.0)  (28)
  Selling and Administrative      (450.8)   (387.0)  (17)
  External-use Software
   Amortization                    (35.8)    (32.2)  (11)
  Depreciation and Other
   Amortization                    (57.5)    (52.9)   (9)
  Merger Costs                        0.0     (6.0)    NM
                                --------- ---------
  Total                         (1,240.3) (1,096.6)  (13)

Operating Income (a)                346.3     318.5     9%           9

Interest expense, net              (22.4)    (25.2)    11
Gains (losses) from
 investments, net                     2.3       2.4   (5)
Other Income (Expense), net        (12.4)      38.2    NM
                                --------- ---------
Pretax Income                       313.8     333.9   (6)

Provision for Income Taxes         (97.7)    (83.9)  (17)
                                --------- ---------
Net Income                         $216.1    $250.0  (14)

Diluted EPS:
      Total Diluted EPS             $1.08     $1.20  (10)%

Shares Outstanding:
  Weighted Average Diluted          200.1     207.5
  End-of-Period Actual              194.0     198.4
  Weighted Average Basic            196.0     203.6


    The accompanying notes are an integral part of these financial tables.



                               Table 3
                              IMS Health
              Selected Consolidated Balance Sheet Items
                       (unaudited, in millions)

                                  Sep. 30, 2007      Dec. 31, 2006
                                --------------------------------------

Cash and cash equivalents             $196.0             $157.3

Accounts receivable, net              423.1              367.4

Total long-term debt                 1,197.6             975.4


    The accompanying notes are an integral part of these financial tables.

    IMS Health

    NOTES TO FINANCIAL TABLES

    a) Reference to Constant Dollar Growth (non-GAAP). "Constant-dollar growth (non-GAAP)" rates eliminate the impact of year-over-year foreign currency fluctuations (Table 1). IMS reports results in U.S. dollars but does business on a global basis. Exchange rate fluctuations affect the rate at which IMS translates foreign revenues and expenses into U.S. dollars and have important effects on results. In order to illustrate these effects, IMS provides the magnitude of changes in revenues and operating income in constant dollar terms. IMS uses results at constant-dollar rates for purposes of global business decision-making, including developing budgets and managing expenditures. IMS management believes this information, when read together with U.S. GAAP results, facilitates a comparative view of business growth. Constant-dollar rates are not prepared under U.S. GAAP and are not a replacement for the more comprehensive information for investors included in IMS's U.S. GAAP results. The method IMS uses to prepare constant-dollar rates differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies.

    b) Operating expenses in 2006 reflect a reclassification between operating costs and selling and administrative expenses to make them comparable with the 2007 presentation.

    c) Net income and fully diluted EPS for the three and nine months ended September 30, 2007 included the following notable items:

    -- In Provision for income taxes, a $7.5 million tax provision ($0.04 EPS impact) recorded in the three months ended September 30, 2007 to revalue net deferred tax assets in Germany as a result of a reduction in the statutory German federal tax rate during the quarter.

    -- In Provision for income taxes, a $20.9 million tax benefit during the first quarter of 2007 arising from the settlement of a foreign tax audit and the reorganization of certain subsidiaries; if $4.8 million ($0.02 EPS impact) was included in the three months ended September 30, 2007 for non-GAAP measures, and $5.6 million ($0.03 EPS impact) was phased into the fourth quarter for non-GAAP measures, each quarter's effective tax rate would be approximately 31%.

    -- After adjusting for these items and the phasing of foreign exchange losses ($2.1 million or a $0.01 EPS impact and $2.8 million or a $0.01 EPS impact, net of taxes for the three and nine months ended September 30, 2007, respectively), on a non-GAAP basis, net income and diluted EPS would have been $71.6 million and $220.9 million and $0.36 and $1.10 for the three and nine months ended September 30, 2007.

    Net income and fully diluted EPS for the three and nine months ended September 30, 2006 included the following notable items:

    -- In Merger costs, $6.0 million ($3.8 million net of taxes, or $0.02 EPS impact) of investment bankers' fees for the nine months ended September 30, 2006 due on the receipt of a $45.0 million merger termination payment from The Nielsen Company ("Nielsen"), formerly known as VNU N.V., as discussed below.

    -- In Other income (expense), net, $45.0 million income ($28.3 million net of taxes, or $0.14 EPS impact) for the nine months ended September 30, 2006 from a payment received during the second quarter of 2006 from Nielsen associated with the termination of a proposed merger. The merger termination agreement provided that Nielsen would pay IMS $45.0 million in the event Nielsen had a change of control within twelve months of the merger termination; this event occurred in second quarter 2006.

    -- In Other income (expense), net, a $1.6 million foreign exchange hedge gain for the three months ended September 30, 2006, of which $2.3 million ($1.5 million net of taxes, or $0.01 EPS impact) was phased into the fourth quarter for non-GAAP measures, as the phased amount related to hedging operating income anticipated to be earned in quarter four. A $2.9 million foreign exchange hedge loss for the nine months ended September 30, 2006, of which $1.0 million ($0.7 million net of taxes, or $0.01 EPS impact) was phased into the fourth quarter for non-GAAP measures, as the phased amount related to hedging operating income anticipated to be earned in quarter four.

    -- In Provision for income taxes, a $28.6 million net tax benefit ($0.14 EPS impact) for the nine months ended September 30, 2006, resulting from a favorable audit settlement with the IRS of certain D&B legacy matters.

    -- In Provision for income taxes, a $28.7 million net tax benefit in the first quarter of 2006 resulting primarily from a favorable audit settlement with the IRS of the IMS corporate tax audit for years 2000 - 2003, of which $5.5 million ($0.03 EPS impact) was included in the three months ended September 30, 2006 for non-GAAP measures, and $9.8 million ($0.05 EPS impact) was phased into the fourth quarter for non-GAAP measures, causing each quarter's adjusted effective tax rate to be approximately 29%.

    -- In Provision for income taxes, a $21.4 million tax provision ($0.10 EPS impact) for the nine months ended September 30, 2006 associated with a reorganization of several of the Company's subsidiaries.

    -- After adjusting for these items, on a non-GAAP basis, net income and diluted EPS was $73.5 million and $209.6 million and $0.36 and $1.01 for the three and nine months ended
        September 30, 2006, respectively.

    Operating income for the nine months ended September 30, 2006 included the following notable item:

    -- In Merger costs, $6.0 million of investment bankers' fees for the nine months ended September 30, 2006 due on the receipt of a $45.0 million merger termination payment from Nielsen as discussed above.

    -- After adjusting for this item, on a non-GAAP basis, operating income was $324.5 million for the nine months ended September 30, 2006.

    References are made to results after adjusting certain U.S. GAAP measures to reflect notable items to the extent that management believes adjusting for these items will facilitate comparisons across periods and more clearly indicate trends. Certain non-GAAP measures are those used by management for purposes of global business decision making, including developing budgets and managing expenditures. Any such measures presented on a non-GAAP basis are not prepared under a comprehensive set of accounting rules and are not a replacement for the more comprehensive information for investors included in IMS's U.S. GAAP results.

    Amounts presented in the financial tables may not add due to rounding.

    These financial tables should be read in conjunction with IMS
Health's filings previously made or to be made with the Securities and Exchange Commission.


    CONTACT: IMS Health
             Investor Relations
             Darcie Peck, 203-845-5237
             dpeck@imshealth.com
             or
             Communications
             Gary Gatyas, 610-834-4596
             ggatyas@us.imshealth.com